EXHIBIT 99.1

ServisFirst Bancshares, Inc. Declares Second Quarter Cash Dividend

BIRMINGHAM, Ala., June 17, 2025 (GLOBE NEWSWIRE) -- ServisFirst Bancshares, Inc., (NYSE: SFBS) (“ServisFirst”), the holding company for ServisFirst Bank, today announces: At a meeting held on June 16, 2025, its Board of Directors declared a quarterly cash dividend of $0.335 per share, payable on July 9, 2025, to stockholders of record as of July 1, 2025.

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Atlanta, Birmingham, Charleston, Dothan, Huntsville, Mobile, Montgomery, North Carolina, Northwest Florida, Tennessee, Virgina Beach, and West Central Florida. ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbank.com.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbank.com or by calling (205) 949-0302.

Contact: ServisFirst Bank
Davis Mange (205) 949-3420
DMange@servisfirstbank.com